UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549



                            FORM 8-K



                         CURRENT REPORT



   Pursuant to Section 13 or 15 (d) of the Securities Exchange
                           Act of 1934



 Date of Report (Date of earliest event reported) March 9, 1998


                     INGERSOLL-RAND COMPANY
     (Exact name of registrant as specified in its charter)


    New Jersey                1-985                    13-5156640
(State of incorporation) (Commission             (I.R.S. Employer
                         File Number)              Identification
                                                             No.)


    Woodcliff Lake, New Jersey                            07675
(Address of principal executive offices)               (Zip Code)




Registrant's telephone number, including area code (201) 573-0123



                     INGERSOLL-RAND COMPANY


Item 7.        FINANCIAL STATEMENTS AND EXHIBITS

          The following financial statements and pro forma information are hereby filed as supplemental information to the financial information included in the Form 8-K filed on November 5, 1997:

      1.) An introduction to the pro forma financial statements is attached.

      2.) A pro forma income statement which combines the results of the company for the year ended December 31, 1997 with the unaudited results of Thermo King for the ten months ended October 31, 1997, along with a description of the pro forma adjustments.

      3.) Unaudited interim financial statements of Thermo King for the nine month periods ended September 30, 1997 and 1996.



                             INGERSOLL-RAND COMPANY
                     Unaudited Pro Forma Statement of Income
                      For the year ended December 31, 1997
                     (In millions except per share amounts)
                                                                 Pro forma        Ingersoll-
                               Ingersoll-      Thermo           Adjustments             Rand
                                     Rand        King        Debit      Credit     Pro forma

Net sales                       $7,103.3       $862.1      $    --      $  --       $7,965.4
Cost of goods sold               5,263.7        610.9         53.4 (1,2,4)           5,928.0
Administrative, selling and
  service engineering
  expenses                       1,079.3         89.4          0.4 (4)     --        1,169.1
Operating income                   760.3        161.8        (53.8)        --          868.3
Interest expense                  (136.6)        (0.9)      (118.7)(3,6)   --         (256.2)
Other income (expense), net         (2.1)        (2.9)       (11.8)(5)     --          (16.8)
Dresser-Rand income                  9.4           --          --          --            9.4
Minority interests                 (17.3)        (1.4)         --          --          (18.7)
Earnings before income taxes       613.7        156.6       (184.3)        --          586.0
Provision for income taxes         233.2         28.0           --       65.3(7)       195.9
Net earnings                    $  380.5       $128.6      $(184.3)     $65.3       $  390.1

Basic earnings per common share    $2.33                                               $2.39

Diluted earnings per common share  $2.31                                               $2.37

Average number of common shares
 outstanding for basic EPS         163.2                                               163.2

Average number of common shares
 outstanding for diluted EPS       164.8                                               164.8


INGERSOLL-RAND COMPANY
THERMO KING CORPORATION
NOTES TO PRO FORMA INCOME STATEMENT
FOR THE YEAR ENDED DECEMBER 31, 1997

NOTES: GENERAL COMMENT: The pro forma income statement for the year 1997, reflects the pro forma income statement adjustments required to present the estimated combined results of the company and Thermo King, as if the acquisition of Thermo King took place on January 1, 1997. The company acquired Thermo King on October 31, 1997, and the results of Thermo King for the last two months of 1997, together with the effect of estimated purchase accounting adjustments for that two month period, have been included in the company's historical results for 1997.

       (1) Reflects the additional depreciation on the fixed asset write-up to fair value and the additional amortization of other identifiable intangible assets.

       (2) Reflects the amortization of the goodwill from the Thermo King acquisition over its estimated life of 40 years for book purposes.

       (3) Reflects the amortization of the debt issuance costs for the Thermo King acquisition.

       (4) Reflects the additional postemployment costs for conforming Thermo King's plans to the actuarial assumptions used by the company.

       (5) Reflects the lost interest income on approximately $300 million of funds used by the company for the Thermo King acquisition.

       (6) Reflects the additional estimated interest expense incurred by the company for the Thermo King acquisition. The interest expense was calculated for the first full year on a pro forma basis by using a combination of both short-term and long-term debt which was outstanding for various periods of time for 1997 at actual or estimated interest rates which was then reduced by interest expense for the last two months of the year, in connection with the Thermo King acquisition.

       (7) The tax benefits related to the pro forma adjustments included:
             o $45.9 million associated with interest expense,
             o $13.1 million with the deductible portion of
               goodwill,and
             o $6.3 million associated with the remainder of the
               pro forma adjustments, for the period.






                               THERMO KING

                          Financial Statements

               As at and for the nine month periods ended
                       September 30, 1997 and 1996

                               (Unaudited)





Thermo King
Combined Statement of Income
(In thousands)
(Unaudited)
For the nine months
  ended September 30              1997         1996

Revenues                      $768,406     $746,332
Cost of goods sold (note 1)   (539,709)    (530,911)
Marketing, administration
  and general
  expenses (note 1)            (79,737)     (76,801)
Operating profit               148,960      138,620
Other income(expense),net       (2,887)        (683)
Interest expense                  (785)        (779)
Income before income taxes
 and minority interest in
 income of consolidated
 subsidiaries                  145,288      137,158
Income tax expense             (28,767)     (28,529)
Minority interest in income
 of consolidated subsidiaries   (1,319)      (1,174)

Net income                    $115,202     $107,455


Thermo King
Combined Balance Sheet
(In thousands)
(Unaudited)
September 30                                  1997         1996

ASSETS
Cash and cash equivalents                 $  9,905     $  4,392
Customer receivables, net of
 allowances of $1,459 in
 1997 and $1,391 in 1996                   163,429      132,951
Inventories (note 2)                       115,374      106,083
Deferred income taxes                        7,477        7,601
Prepaid and other current assets             9,402       13,376
Total current assets                       305,587      264,403
Plant and equipment,net (note 3)            95,602       88,558
Intangible and other
 noncurrent assets (note 4)                 29,841       23,294

Total assets                              $431,030     $376,255

LIABILITIES AND INVESTED EQUITY
Accounts payable                          $ 73,227     $ 65,906
Short-term debt                              5,207        4,635
Current maturities of long-term debt            29          195
Progress payments from customers             1,051        3,105
Product warranty                            27,130       25,461
Other current liabilities (note 5)          70,262       63,399
Total current liabilities                  176,906      162,701
Long-term debt                               1,657            -
Employee benefit obligations (note 1)       46,475       72,077
Other noncurrent liabilities                 2,392        2,174

Total liabilities                          227,430      236,952

Commitments and contingencies (note 7)
Minority interest in equity of
 consolidated subsidiaries                   1,970        2,203

Invested equity (note 6):
 Minimum pension liability
  adjustment (note 1)                       (7,211)     (24,860)
 Cumulative foreign currency
  translation adjustments                    8,864        4,268
Invested equity                            199,977      157,692
Total invested equity                      201,630      137,100

Total liabilities and
  investment equity                       $431,030     $376,255




Thermo King
Combined Statement of Cash Flows
(In thousands)
(Unaudited)
For the nine months
  ended September 30                        1997        1996

Cash flows from operating activities:
 Net income                             $115,202    $107,455
 Adjustments to reconcile net income
   to net cash provided by
   operating activities:
   Depreciation and amortization          11,402       9,938

 Changes in assets and liabilities
     Customer receivables                (29,155)       (353)
     Inventories                           2,803      20,738
     Accounts payable                      2,669      (2,632)
     Product warranty                        881      (4,106)
     Pension liability                    (7,226)     (4,641)
     Deferred income taxes                 3,593       2,123
     Other assets and liabilities         15,368       8,780

Cash provided by operating
  activities                             115,537     137,302

Cash flows from investing activities:
 Capital expenditures                    (14,874)    (14,876)

Cash used by investing activities        (14,874)    (14,876)

Cash flows from financing activities:
 Net decrease in short-term debt          (1,251)     (7,421)
 Repayments of long-term debt               (476)       (391)
 Disbursements to parent company, net
    of direct charges and allocations    (92,328)   (116,223)

Cash used by financing activities        (94,055)   (124,035)

Increase (decrease) in cash
   and cash equivalents                    6,608      (1,609)
 Cash and cash equivalents-
    beginning of period                    3,297       6,001

 Cash and cash equivalents-
    end of period                       $  9,905    $  4,392

Supplemental disclosure of
  cash flow information:
   Interest paid                        $    785    $    779



THERMO KING
NOTES TO FINANCIAL STATEMENTS
(In thousands)
(Unaudited)

NOTE 1: BASIS OF PRESENTATION
Thermo King (the Company), a unit of CBS Corporation (CBS), formerly Westinghouse Electric Corporation, designs, manufactures and distributes a broad line of transport temperature control equipment, including units and associated service parts for trucks, trailers, seagoing containers, buses and rail cars.

The combined financial statements of the Company include the accounts of Thermo King Corporation (an indirect wholly owned subsidiary of CBS) and certain other CBS affiliates. Unless otherwise indicated all dollar amounts in these financial statements are presented in thousands. All material intercompany accounts and transactions have been eliminated in combination.

When reading the financial information contained in these interim financial statements, reference should be made to the financial statements and notes contained in the Company's financial statements for the year ended December 31, 1996.

Historically, the results of the Company's domestic operations have been included in the consolidated United States income tax return of CBS. The results of the Company's foreign operations have been reported in their respective taxing jurisdiction along with the operations of other CBS affiliates. The income tax-related information in these financial statements is presented as if the Company had not been eligible to be included in the consolidated tax returns of CBS or other affiliates (i.e. the Company on a stand-alone basis). The recognition and measurement of income tax expense and deferred income taxes requires certain assumptions, allocations and significant estimates, which management believes are reasonable to measure the tax consequences as if the Company were a stand-alone taxpayer. The Company's undistributed foreign earnings are deemed to be permanently reinvested and, therefore, no deferred taxes have been recognized. The Company's income tax expense is determined in accordance with the asset and liability method of accounting for income taxes.

For purposes of these financial statements, any current income tax liabilities are considered to have been paid by CBS and are recorded through the invested equity account with CBS.

The Company is charged directly for the cost of certain services that CBS provides to its business units and subsidiaries. These services can include information systems support and certain accounting functions, such as transaction processing, legal services, environmental affairs and human resources. CBS centrally develops, negotiates, and administers the Company's insurance programs. The insurance includes broad all-risk coverage for real and personal property and third-party liability coverage, employer's liability coverage, automobile liability, general product liability, and other standard liability coverage. CBS also maintains a program of self-insurance for workers' compensation in the U.S. CBS charges its business units for all of the centrally administered insurance programs based in part on claims history. Specific liabilities for general and product liability, automobile and workers' compensation claims are included in the Company's financial statements.

All of the charges for the corporate services described above are based on costs which directly relate to the Company or on a pro rata portion of CBS's total costs of the services provided, on a basis that management believes is reasonable. However, management believes it is possible that the costs of these transactions may differ from those that would result from transactions among unrelated parties. For the nine months ended September 30, 1997, charges for such services were approximately $14,219.

CBS does not charge its divisions for the carrying costs related to its investment in such units (invested equity). Therefore, the Company's results of operations for each of the periods presented do not include any allocated interest charges from CBS, and no portion of CBS's debt is specifically related to the operations of the Company.

Employees of the Company also participate in various CBS-sponsored employee benefit plans. As of September 30, 1997, the Company's minimum pension liability for certain non-Thermo King employees located in Puerto Rico was transferred to CBS. This transfer reduced the Company's employee benefit obligation and noncurrent deferred tax asset by $2,838 and $1,076, respectively, and increased invested equity by $1,762.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. On an on going basis, management reviews its estimates based on currently available information. Changes in facts and circumstances may result in revised estimates. In the opinion of management, the combined financial statements include all material adjustments necessary to present fairly the Company's financial position, results of operations, and cash flows. Such adjustments are of a normal recurring nature. The results for this interim period are not necessarily indicative of results for the entire year or any other interim period.

NOTE 2: INVENTORIES

At September 30,                             1997        1996
Raw materials                            $ 10,663    $  9,321
Work in process                            43,528      42,631
Finished goods                             61,131      52,235
                                          115,322     104,187
Recoverable engineering and other              52       1,896
Inventories                              $115,374    $106,083

NOTE 3: PLANT AND EQUIPMENT

At September 30,                             1997        1996
Land and buildings                      $  39,323   $  37,533
Machinery and equipment                   158,571     139,491
Construction in progress                   14,626      20,584
Plant and equipment, at cost              212,520     197,608
Accumulated depreciation                 (116,918)   (109,050)
Plant and equipment, net                $  95,602   $  88,558

For the nine months ended September 30, 1997 and 1996, depreciation expense totaled $8,733 and $9,053, respectively.


NOTE 4: INTANGIBLE AND OTHER NONCURRENT ASSETS

At September 30,                             1997        1996
Goodwill                                  $18,734     $ 2,764
Deferred tax assets                         8,825      18,025
Other intangible assets                     1,859       2,101
Other                                         423         404
Intangible and other noncurrent assets    $29,841     $23,294

Goodwill and other intangible assets are shown net of accumulated amortization of $7,044 at September 30, 1997 and $4,273 at September 30, 1996.

NOTE 5: OTHER CURRENT LIABILITIES

At September 30,                              1997       1996
Accrued employee compensation              $14,139    $10,740
Accrued employee benefit obligations        13,000     13,000
Accrued expenses                            43,123     39,659
Other current liabilities                  $70,262    $63,399

NOTE 6: INVESTED EQUITY

Changes in Invested Equity
At September 30,                              1997       1996
Balance at beginning of period            $177,520   $141,314
 Net income                                115,202    107,455
 Minimum pension liability adjustment        6,525      5,426
 Cumulative translation adjustment          (5,289)      (872)
 Disbursements to CBS, net                 (92,328)  (116,223)
Balance at end of period                  $201,630   $137,100

NOTE 7: COMMITMENTS AND CONTINGENCIES

The Company is involved in various litigation matters in the ordinary course of business. In the opinion of management, the ultimate resolution of such matters will not result in judgments which, in the aggregate, would materially affect the Company's financial position.

In the ordinary course of business standby letters of credit and surety bonds are issued on behalf of the Company. At September
30, 1997, the Company had $6,643 outstanding under such obligations.

The Company sources all of the diesel engines that constitute a significant component of its trailer and certain of its truck products from two primary vendors in Japan. The products in which these engines are used account for the majority of the Company's sales. While the Company believes that it could locate alternative sources for these components in the event that its relationship with these suppliers were disrupted, the delays and costs associated with such a change would have a short-term adverse impact on the Company's operations. Historically, the Company has entered into long-term agreements with these vendors to attempt to ensure a reliable source of supply. At September 30, 1997, the Company had under such agreements commitments to purchase $16,900 of engines through December of 1997.



                       INGERSOLL-RAND COMPANY
                             SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                               INGERSOLL-RAND COMPANY
                                    (Registrant)


Date March 9, 1998             /S/ David W. Devonshire
                               David W. Devonshire
                               Senior Vice President
                                 and Chief Financial Officer
                                 (Principal Financial and
                                 Accounting Officer)